                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )


Filed by the Registrant
Filed by a Party other than the Registrant     [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                            Tivoli Industries, Inc.
     ----------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1. Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

  2. Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

  3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ___________________________________________________________________________

  4. Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________

  5. Total fee paid:

     ___________________________________________________________________________


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1. Amount Previously Paid:

     ___________________________________________________________________________

  2. Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________

  3. Filing Party:

     ___________________________________________________________________________

  4. Date Filed:

     ___________________________________________________________________________

                            TIVOLI INDUSTRIES, INC.
                         1513 East St. Gertrude Place
                         Santa Ana, California  92705


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MARCH 20, 1998


To the Shareholders of Tivoli Industries, Inc.:

     Notice is Hereby Given that the Annual Meeting of Shareholders of Tivoli Industries, Inc., a California corporation (the "Company"), will be held on Friday, March 20, 1998, at 1:00 p.m. local time at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, for the following purposes:

     1. To elect three directors to serve for the ensuing year until the Company's 1999 annual meeting of shareholders and until their successors are elected.

     2. To ratify the selection of Corbin & Wertz as independent auditors of the Company for its fiscal year ending September 30, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on February 6, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                   By Order of the Board of Directors



                                   Terrence C. Walsh
                                   Chairman and Chief Executive Officer

Santa Ana, California
February 18, 1998

     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the united states) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                            TIVOLI INDUSTRIES, INC.
                         1513 East St. Gertrude Place
                          Santa Ana, California 92705

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS

                                March 20, 1998

                INFORMATION CONCERNING SOLICITATION AND VOTING


General

     The enclosed proxy is solicited on behalf of the Board of Directors of Tivoli Industries, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on March 20, 1998, at 1 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California. The Company intends to mail this Proxy Statement and accompanying proxy card on or about February 18, 1998 to all shareholders entitled to vote at the Annual Meeting.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on February 6, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on February 6, 1998, the Company had outstanding and entitled to vote 3,893,895 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to three votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. (However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes.) Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under California law, abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1513 East St. Gertrude Place, Santa Ana, California 92705, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

     Proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company not later than October 21, 1998 in order to be included in the proxy statement and proxy relating to that annual meeting.

                                  Proposal 1

                             Election of Directors


     The Board of Directors is currently composed of four members. Steven J. Goodman has advised the Board that he does not wish to stand for re-election to the Board of Directors. As a result, the Board has reduced the number of authorized directors to three members, effective as of the Annual Meeting. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, having been elected by the shareholders at the last Annual Meeting.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees listed below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     The three candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                       The Board of Directors Recommends
                    a Vote in Favor of Each Named Nominee.

Nominees

     The names of the nominees and certain information about them are set forth below:

Name                          Age          Principal Occupation/Position Held
                                           With the Company

Terrence C. Walsh             51           Chief Executive Officer and Director

Vincent F. Monte              70           Director

Gerald E. Morris              65           Director

Terrence C. Walsh

     Terrence C. Walsh has served as Chairman and Chief Executive Officer of the Company since June 1997 and from July 1991 through June 1997 as Chairman, President and Chief Executive Officer. In November 1997, Mr. Walsh was named Chairman of the Board of Directors of Targetti USA LLC, a joint venture which is 50% owned by the Company. From 1989 through 1991, Mr. Walsh was President and Chief Executive Officer of Integrated Lighting Industries, a specialty lighting company, and from 1986 to 1989, he served as Executive Vice President and General Manager of Jacobsen Industries, a specialty lighting company, in Greenwich, Connecticut.

Vincent F. Monte

     Vincent F. Monte, a director of the Company since July 1991, has over 30 years experience as a chief financial officer in the lighting industry involving financial planning and activity based accounting systems. Mr. Monte served as the Company's Chief Financial Officer from July 1991 to June 1997. From 1989 to 1991, he was the Vice President of Finance for Integrated Lighting Industries. From 1986 to 1989, Mr. Monte served as the Vice President of Finance of DATA 3, Inc., a manufacturing application software developer, which was sold to a publicly traded company. Previously, Mr. Monte was, for several years, Vice President of Finance of Prescolite Inc., a subsidiary of U.S. Industries, Inc.

Gerald E. Morris

     Gerald E. Morris, a director of the Company since February 1995, has for over 30 years been President and CEO of Intalite International N.V., a company engaged in the manufacture of metal ceilings for commercial use. Mr. Morris, a certified public accountant, has extensive experience in the field of mergers and acquisitions and serves on the board of several companies, including Rexel, Inc., an electrical products distributor, and Beacon Trust Company, a company engaged in the trust and asset management business. Mr. Morris is also chairman of the Board of Alumet Building Products, Inc., a company engaged in the manufacture of home improvement products.

Board Committees and Meeting

     During the fiscal year ended September 30, 1997, the Board of Directors held four meetings. During such period, each Board member attended all of the meetings of the Board held during the period for which he was a director.

     In February 1995, the Board of Directors established an Audit Committee, the purpose of which is to (a) meet with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, (b) recommend to the Board the independent auditors to be retained, and (c) receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, currently composed of Messrs. Monte and Morris, met once in fiscal 1997.

     In January 1997, the Board of Directors established a Compensation Committee to make recommendations to the Board concerning salaries and incentive compensation for employees and consultants of the Company. The Compensation Committee, currently composed of Messrs. Goodman and Morris, met once in fiscal 1997.

                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


     The Board of Directors has selected Corbin & Wertz as the Company's independent auditors for the fiscal year ending September 30, 1998 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Corbin & Wertz has audited the Company's financial statements since September 1993.
Representatives of Corbin & Wertz are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Shareholder ratification of the selection of Corbin & Wertz as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Corbin & Wertz to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Corbin & Wertz.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

                             Security Ownership of
                   Certain Beneficial Owners and Management


     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 1998 by: (i) each director and nominee for director, (ii) the named executive officer, (iii) all executive officers and directors of the Company as a group, and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                   Beneficial Ownership(1)
                                             -----------------------------------
                Beneficial Owner             Number of Shares   Percent of Total
                ----------------             ----------------   ----------------
Terrence C. Walsh..........................         1,106,900              28.4%
1513 E. St. Gertrude Pl.
Santa Ana, CA 92705

Alva L. Stevens(2).........................           245,575               6.3%
P.O. Box 381
2552 Caballo Ranchero Drive
Diablo, CA 94528

Steven J. Goodman(3).......................           130,115               3.3%
Revocable Living Trust
24843 Del #536
Dana Point, CA 92629

Vincent F. Monte(4)........................           110,600               2.8%
107 Neptune Pl.
San Ramon, CA 95832

Gerald E. Morris(5)........................            31,926                  *
437 Madison Ave.
39th Floor
New York, NY 10022

All directors and executive officers as a
 group (5 Persons)(6)......................         1,381,541              34.4%

*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,893,895 shares outstanding on January 31, 1998, adjusted as required by rules promulgated by the SEC.

(2) Includes 75,115 shares held by the A.L. Stevens, Inc. Money Purchase Plan and Trust and 9,375 shares subject to stock options exercisable within 60 days of January 31, 1998.

(3) Includes 30,000 shares subject to stock options and 25,000 shares subject to warrants exercisable within 60 days of January 31, 1998. Mr. Goodman has decided not to stand for re-election to the Board of Directors and his current term will expire upon the Annual Meeting dated March 20, 1998.

(4) Includes 36,000 shares subject to stock options and 12,500 shares subject to warrants exercisable within 60 days of January 31, 1998.

(5) Includes 10,000 shares subject to stock options and 12,500 shares subject to warrants exercisable within 60 days of January 31, 1998.

(6) Includes 76,000 shares subject to stock options and 37,500 shares subject to warrants exercisable within 60 days of January 31, 1998.

Compliance with the Reporting Requirements of Section 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1997, all
Section 16(a) filing requirements applicable to its directors, officers, and greater than 10 percent beneficial owners were complied with, except that Mr. Morris filed one transaction report late due to an inadvertent failure to report a warrant grant of 25,000 shares and Charles F. Kimmel inadvertently filed his initial transaction report on Form 3 late upon joining the Company.

                            Executive Compensation

Compensation of Directors

     Each director of the Company, other than Mr. Walsh, receives an annual retainer of $500 plus a per-meeting fee of $250. In the fiscal year ended September 30, 1997, the total compensation paid to directors as a group was $5,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director also receives stock option grants under the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors, as defined in the Internal Revenue Code of 1986 as amended (the "Code"), are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as "incentive stock options" within the meaning of the Code.

     Option grants under the Directors' Plan are non-discretionary. Each person who is elected for the first time after February 1995 to be a non-employee director, is automatically granted, without further action by the Company, an option to purchase 25,000 shares of Common Stock upon the date of his or her initial election. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock on the date of the option grant. The options generally vest at a rate of 20% per year, beginning one year from the date of grant, and expire ten years from the date of grant. In the event of a merger, consolidation, reverse merger or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the time during which options outstanding under the Directors' Plan may be exercised shall be accelerated and the options terminated if not exercised prior to such reorganization.

     In fiscal year 1997, no option grants were made under the Directors' Plan. As of December 31, 1997, no options had been exercised under the Directors' Plan.

     In December 1996, Mr. Morris received warrants to purchase 25,000 shares of the Company's Common Stock at an exercise price of $1.56 per share, 12,500 shares of which are exercisable one year from the grant date and 12,500 of which are exercisable two years after the grant date, each warrant terminating five years from the grant date. In February 1997, Messrs. Goodman and Monte each received warrants to purchase 25,000 shares of the Company's Common Stock at an exercise price of $1.75 and $1.75, respectively, per share, 12,500 shares of which are exercisable one year from the grant date and 12,500 shares of which are exercisable two years after the grant date, each warrant terminating five years from the grant date. The Company and Mr. Goodman mutually agreed to amend Mr. Goodman's warrant to provide that the warrants for all 25,000 shares will be exercisable as of the date of the Annual Meeting.

     In September 1994, Steven J. Goodman entered into a consulting contract with the Company under which he receives a consulting fee of $2,000 per quarter. Mr. Goodman terminated his consulting contract with the Company effective as of December 31, 1997. Mr. Goodman, a director of the Company since November 1994, has decided not to stand for re-election to the Board of Directors and his current term will expire effective upon the date of the Annual Meeting dated March 20, 1998.

Compensation of Executive Officers

                            Summary of Compensation

     The following table shows, for the fiscal years ended September 30, 1995, 1996 and 1997, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer:

                          Summary Compensation Table

                                                     Annual Compensation
                                              ----------------------------------
                                                                  Other Annual
 Name and Principal Position            Year   Salary    Bonus   Compensation(2)
-----------------------------           ----  --------  -------  ---------------
Terrence C. Walsh,                      1997  $124,647       --          $11,143
  Chief Executive Officer(1)
                                        1996  $103,788       --          $11,143

                                        1995  $110,000       --          $10,925

================================================================================

(1) Mr. Walsh was the only executive officer of the Company who received compensation of more than $100,000 in fiscal 1997.
(2)  Represents automobile allowance and reimbursements.

                       Stock Option Grants and Exercises

     The Company grants options to its executive officers under its 1994 Stock Option Plan (the "1994 Plan"), its 1995 Stock Option Plan (the "1995 Plan"), and its 1997 Equity Incentive Plan (the "1997 Plan"). As of December 31, 1997, options to purchase a total of 280,000 shares of the Company's Common Stock were outstanding under the 1994 Plan, and options to purchase 90,000 shares remained available for grant thereunder. Options were granted at an exercise price equal to the fair market value of the Company's Common Stock at the date of each grant. The options generally vest at a rate of 20% per year, beginning one year from the date of grant, and expire ten years from the date of grant.

     As of December 31, 1997, options to purchase a total of 247,000 shares of the Company's Common Stock were outstanding under the 1995 Plan, and options to purchase 3,000 shares remained available for grant thereunder. Options were granted at an exercise price equal to the fair market value of the Company's Common Stock at the date of grant. The options generally vest at a rate of 20% per year, beginning one year from the date of grant, and expire ten years from the date of grant. In the event of a merger, consolidation, reverse merger or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, any surviving corporation shall assume any options outstanding under the 1995 Plan, or substitute equivalent options; in the event any surviving corporation refuses to assume or substitute options, then such options shall be terminated if not exercised prior to such reorganization.

     As of December 31, 1997, options to purchase a total of 275,000 shares of the Company's Common Stock were outstanding under the 1997 Plan, and options to purchase 115,000 shares remained available for grant thereunder. Options were granted at an exercise price equal to the fair market value of the Company's Common Stock at the date of each grant. The options generally vest at a rate of 25% per year, beginning one year from the date of grant, and expire ten years from the date of grant.

     During the fiscal year ended September 30, 1997, there were no options granted to or exercised or held by, the Named Executive Officer. In June 1997, 250,000 shares were granted to and held by Charles F. Kimmel, President and Chief Operating Officer, under the 1997 Plan. No options had been exercised by Mr. Kimmel as of the end of the fiscal year ended September 30, 1997.

                             Employment Agreements

     The Company entered into a new employment agreement with Terrence C. Walsh on May 1, 1997 for a term of three years. Under the employment agreement, the annual base salary of Mr. Walsh is $140,000. The base salary is to be increased by not less than 5% a year, and Mr. Walsh is entitled to receive such bonuses, if any, as are determined each year by the Company's Compensation Committee. Mr. Walsh's employment agreement provides that in the event of a voluntary termination of employment for "good reason" (defined as constructive termination of employment by the Company due to a substantial, detrimental alteration in the officer's duties, a failure to pay or maintain agreed upon compensation or benefits, or requiring the officer to relocate to a location more than fifty miles from the Company's current headquarters), or an involuntary termination of employment without cause, such officer will receive a lump sum in cash equal to
(a) the amount of the base salary that would have been payable over the remainder of the term of the agreement had such officer not been terminated (subject to minimum amount equal to twenty four months' base salary; such twenty four month period being a "Minimum Severance Period"), and (b) the amount of annual bonus that would have been payable for the Minimum Severance Period for such officer, which is deemed to be equal to the average annual bonus received by such officer during the three years preceding the date of termination in which a bonus was paid.

     In June 1997, the Company hired Charles F. Kimmel as President and Chief Operating Officer. The Company is currently in the process of negotiating an employment agreement with Mr. Kimmel.

                             Certain Transactions

     In September 1996, the Company extended a loan of $50,000 to Terrence C. Walsh, the Chief Executive Officer and then President of the Company. The loan bears interest at a 6% annualized rate and is due and payable in September 1999. The loan is collateralized by 70,000 shares of the Company's Common Stock owned by Mr. Walsh.

     In March 1997, the Company entered into an agreement with Hill Thompson Capital Markets Inc. ("Hill Thompson") under which Hill Thompson would provide certain investment banking services to the Company. The agreement provides that Hill Thompson will pay Gerald E. Morris a finder's fee in the amount of 20% of all consideration paid to Hill Thompson by the Company. During the fiscal year ended September 30, 1997, Mr. Morris received a rental credit in the amount of $3,500 from Hill Thompson. Mr. Morris is also entitled to a 20% allocation of the warrants issued by the Company to Hill Thompson during the fiscal year for the purchase of an aggregate of 100,000 shares of the Company's Common Stock. Mr. Morris is a director of the Company.

                                 Other Matters

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                            By Order of the Board of Directors



                            Terrence C. Walsh
                            Chairman and Chief Executive Officer

February 18, 1998

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended September 30, 1997 is available without charge upon written request to: Corporate Secretary, Tivoli Industries, Inc., 1513 St. Gertrude Place, Santa Ana, CA 92705.

-------------------------------------------------------------------------------

                            TIVOLI INDUSTRIES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS--MARCH 20, 1998

  Terrence C. Walsh or Charles F. Kimmel, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the annual meeting of shareholders of TIVOLI INDUSTRIES, INC. to be held at the Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California 92660, at 1:00 p.m., local time, on Friday, March 20, 1998 and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any business that may properly come before the meeting.

1. ELECTION OF DIRECTORS.

 (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through such nominee's name.)

 Terrence C. Walsh, Vincent F. Monte, Gerald E. Morris

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

                    FOR [_]     AGAINST [_]     ABSTAIN [_]

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

  THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED, IN FAVOR OF THE MATTER DESCRIBED IN PROPOSAL 2 AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                             Dated: _____________________, 1998

                                             __________________________________

                                             __________________________________
                                             (Please sign exactly as your name
                                             appears hereon indicating your
                                             official title when signing in a
                                             representative capacity.)










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